Exhibit 22.1


                       SUBSIDIARIES OF SPORTS-TECH, INC.



                                             B H Acquisitions, Inc.                      (100%)

                                             Bullhead Casino Corporation                 (100%)

                                             BRST Mining Company                         (100%)

                                             High School Gridiron Report, Inc.           (100%)

                                             Alliance Media Corporation                  (100%)

                                             Stephen Dunn & Associates, Inc.             (100%)